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                                EXHIBIT 10(ii)
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                                NON-NEGOTIABLE
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                                    SECURED
                                    -------
                                PROMISSORY NOTE
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$2,005,584                                                  May 21, 1998


     FOR VALUE RECEIVED, the undersigned, CYBEX INTERNATIONAL, INC., a New York corporation (the "Obligor"), does hereby promise to pay to the order of James S. Sweeney, Jr., Michael T. Sweeney, and Duane P. Stark (the "Shareholder Representatives"), for the ratable benefit of the Shareholders (as such term is defined in the Purchase Agreement referred to below), as hereinafter provided, the principal sum of Two Million Five Thousand Five Hundred Eighty-Four Dollars ($2,005,584), together with interest on the unpaid principal hereof from the date of this Note until paid, at the rate of 5.625% per annum.

     Both the principal of and interest on this Note are payable in lawful money of the United States of America.

     All accrued and unpaid interest on this Note shall be due and payable on the first day of June, September, December and March of each year, commencing September 1, 1998. The principal of this Note shall be due and payable in full on June 1, 2001.

     If any one or more of the following events (herein, an "Event of Default") shall occur:

          A. The Obligor shall default in the payment of any principal of or interest on this Note, and such default continues thirty days after written notice thereof shall have been provided to the Obligor by the Shareholder Representatives; or

          B. The Obligor shall (i) apply for, consent to or permit the appointment of a receiver, trustee or liquidator of the Obligor or of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability, to pay debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors or to take advantage of any insolvency law, or any answer admitting the material allegations of a petition filed against the Obligor in any such proceeding;
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then in any such event the holder of this Note may at any time thereafter
(unless all such Events of Default shall theretofore have been fully cured to the satisfaction of such holder, and all costs and expenses, including without limitation attorneys's fees and expenses, incurred by or on behalf of such holder shall have been paid by the Obligor), by notice to the Obligor, declare the entire outstanding principal of this Note to be due and payable immediately, and upon such declaration such principal, and all accrued but unpaid interest, shall become and be immediately due and payable, without further notice.

     This Note arises out of and is subject to the terms and provisions of the Stock Purchase Agreement dated as of May 20, 1998 (the "Purchase Agreement"), pertaining to the acquisition by the Obligor of all of the outstanding capital stock of Tectrix Fitness Equipment, Inc. Without limiting the foregoing, this
Note is subject to certain rights of offset and deferral, as more fully described in paragraph 13 of the Purchase Agreement. In no event shall the Obligor be deemed in default pursuant to clause A above due to the exercise of its right of offset or deferral.

     In the event that the principal of this Note is reduced due to the exercise of Obligor's right of offset, the interest accruing on this Note shall be retroactively recalculated as though the principal of this Note had been reduced as of the date the Obligor suffered the damages to which the offset relates. To the extent any interest payments theretofore made on this Note ultimately are deemed excessive due to such retroactive adjustment, the excess payment shall be credited against the next interest and/or principal installment or installments due hereunder.

     This Note is supported by one or more letters of credit issued by First Union National Bank and its successors and assigns (or such other issuer or issuers as may be jointly agreed between the Obligor and the Shareholder Representative).

     This Note may at the option of the Obligor at any time or from time to time be prepaid, in whole or in part, without penalty or premium.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding or placed in the hands of attorneys for collection, the Obligor agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     The Obligor expressly waives presentment, demand, protest or any other notice whatsoever.

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     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on the day and year first above written.

                                        CYBEX INTERNATIONAL, INC.

                                        By: _____________________________

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